600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com
October 4, 2010
Board of Directors
Newpark Resources, Inc.
2700 Research Forest Drive, Suite 100
The Woodlands, TX 77381
Ladies and Gentlemen:

Re:	4.00% Convertible Senior Notes Due 2017
     We have acted as special counsel to Newpark Resources, Inc., a Delaware corporation (the “Issuer”), in connection with the issuance and sale by the Issuer of $172,500,000 aggregate principal amount of its 4.00% Convertible Senior Notes due 2017 (the “Notes”), which Notes are being sold to the underwriters (the “Underwriters”) named in the Underwriting Agreement dated September 28, 2010 (the “Underwriting Agreement”) among the Issuer and the Underwriters. The Notes are being issued pursuant to the Indenture dated as of October 4, 2010 (the “Base Indenture”) between the Issuer and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture thereto dated as of October 4, 2010 (the “First Supplemental Indenture”), between the Issuer and the Trustee (the Base Indenture, as amended and supplemented by the First Supplemental Indenture, being referenced herein as the “Indenture”). The Notes are initially convertible into 15,678,405 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Issuer (the “Conversion Shares”).
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
     (i) the Registration Statement on Form S-3 (File No. 333-166776) relating to securities to be issued by the Issuer from time to time filed by the Issuer under the Securities Act with the Securities and Exchange Commission (the “SEC”) on May 12, 2010, and including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement at the time it became effective, and including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);

Board of Directors
Newpark Resources, Inc.
October 4, 2010

     (ii) the preliminary prospectus supplement dated September 27, 2010, relating to the Notes in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);
     (iii) the term sheet dated September 28, 2010, relating to the Notes, in the form filed on September 29, 2010 with the SEC, pursuant to Rule 433 under the Securities Act;
     (iv) the prospectus supplement dated September 29, 2010, relating to the Notes in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);
     (v) each of the Issuer’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);
     (vi) the executed Underwriting Agreement;
     (vii) the executed Base Indenture;
     (viii) the executed First Supplemental Indenture;
     (ix) the form of the Notes included in the First Supplemental Indenture;
     (x) the global note executed by the Issuer pursuant to the Indenture, in the aggregate principal amount of $172,500,000, representing the Notes purchased and sold pursuant to the Underwriting Agreement;
     (xi) the Restated Certificate of Incorporation of the Issuer, as amended to date, certified by the Secretary of State of the State of Delaware on September 22, 2010 and certified by the Secretary of the Issuer as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of the Issuer referred to below;
     (xii) the Amended and Restated Bylaws of the Issuer, certified by the Secretary of Issuer as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of the Issuer referred to below;
     (xiii) a copy of certain resolutions of the board of directors of the Issuer adopted on September 9, 2010, September 24, 2010 and April 27, 2010 and a pricing committee of the board of directors of the Issuer adopted on September 28, 2010, certified by the Secretary of the Issuer;
     (xiv) a certificate from the Secretary of State of the State of Delaware dated September 22, 2010 as to the good standing and legal existence of the Issuer under the laws of the State of Delaware;

Board of Directors
Newpark Resources, Inc.
October 4, 2010

     (xv) the Form T-1 of the Trustee, filed on May 12, 2010 with the SEC by the Issuer; and
     (xvi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.
     We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such records of the Issuer and such other agreements, certificates of public officials, certificates of officers and other representatives of the Issuer and others, and such other documents, certificates and records as we have deemed necessary or appropriate, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.
     In rendering the opinions expressed below, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) the genuineness of the signatures on all documents that we have examined, (iii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies and (iv) the authenticity of the originals of such documents. In conducting our examination of executed documents or documents to be executed, we have assumed, without independent investigation, that all parties thereto, other than the Issuer, had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed, without independent investigation, the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth below with respect to the Issuer, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Issuer and others. With respect to our opinion as to the Conversion Shares, we have assumed that, at the time of issuance of such Conversion Shares, a sufficient number of shares of Common Stock will be authorized and available for issuance under the Issuer’s restated certificate of incorporation, as amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time.
     Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that (1) when the Notes (in the form examined by us) have been duly executed by the Issuer, and authenticated, issued and delivered by the Trustee in accordance with the terms of the Indenture, and have been delivered against payment in accordance with the terms of the Underwriting Agreement and the Indenture, the Notes will constitute valid and binding obligations of the Issuer and (2) the Conversion Shares, when issued in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable.
     Our opinion in clause (1) above is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to

Board of Directors
Newpark Resources, Inc.
October 4, 2010

general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing. Our opinion in clause (1) above, insofar as it pertains to the choice of law provisions of the Notes, is rendered solely in reliance upon New York General Obligations Law Section 5-1401, and is expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.
     In rendering the opinions set forth above, we have assumed, without independent investigation, that (i) each of the parties to the Underwriting Agreement, the Indenture and the Notes is duly organized or formed and (other than the Issuer) validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) the execution and delivery of the Underwriting Agreement, the Indenture and the Notes, and the incurrence and performance of the obligations of the parties thereto do not and will not contravene, breach, violate or constitute a default under the organizational documents (other than the Issuer) or any agreement or instrument to which any such party or its properties is subject.
     We express no opinion other than as to the applicable laws of the State of New York and the Delaware General Corporation Law (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).
     We hereby consent to the filing of this opinion with the SEC as an exhibit to a Current Report on Form 8-K of the Issuer and to the reference to this firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein, or of any subsequent changes in law.
Very truly yours,
/s/ Andrews Kurth LLP